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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COASTWAY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Coastway Bancorp, Inc.
One Coastway Blvd.
Warwick, Rhode Island 02886
(401) 330-1600

April 10, 2017
Dear Stockholder:

        We cordially invite you to attend the Annual Meeting of Stockholders of Coastway Bancorp, Inc. The Annual Meeting will be held at the Coastway Community Bank executive office, second floor, located at One Coastway Blvd, Warwick, Rhode Island 02886 on May 25, 2017, at 4:00 p.m., local time.

        The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Coastway Bancorp, Inc. Our directors and officers, as well as a representative of our independent registered public accounting firm will be present to respond to any questions that stockholders may have.

        The business to be conducted at the Annual Meeting consists of (i) the election of four directors, and (ii) the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2017. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Coastway Bancorp, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

        We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2016 Annual Report to Stockholders and our proxy statement at www.coastway.com/investor relations/SEC filings/Proxy Materials for Stockholder Meeting. We mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by e-mail. If you requested your materials via e-mail, the e-mail contains voting instructions and links to the materials on the Internet. You may vote your shares by Internet, telephone, regular mail or in person at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice and on the proxy card.

        On behalf of the Board of Directors, we urge you to vote your proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

William A. White
 President and Chief Executive Officer

Coastway Bancorp, Inc.
One Coastway Blvd.
Warwick, Rhode Island 02886
(401) 330-1600

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2017

        Notice is hereby given that the Annual Meeting of Stockholders of Coastway Bancorp, Inc. will be held at Coastway Community Bank's executive office, second floor, located at One Coastway Blvd., Warwick, Rhode Island 02886 on May 25, 2017, at 4:00 p.m., local time.

        A Proxy Statement for the Annual Meeting is enclosed. The Annual Meeting is for the purpose of considering and acting upon:

  1.
  the election of four directors;

  2.
  the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

        Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 31, 2017 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

        EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO VOTE THEIR PROXY WITHOUT DELAY. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF COASTWAY BANCORP, INC. A WRITTEN REVOCATION OR VOTING BY PROXY BEARING A LATER DATE, BY INTERNET, BY TELEPHONE, OR BY MAIL. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

James P. Fiore Secretary

Warwick, Rhode Island
April 10, 2017

PROXY STATEMENT

Coastway Bancorp, Inc.
One Coastway Blvd.
Warwick, Rhode Island 02886
(401) 330-1600

ANNUAL MEETING OF STOCKHOLDERS
May 25, 2017

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Coastway Bancorp, Inc. to be used at the Annual Meeting of Stockholders, which will be held at Coastway Community Bank's executive office, second floor, located at One Coastway Blvd., Warwick, Rhode Island 02886 on May 25, 2017, at 4:00 pm., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being made available to stockholders on or about April 10, 2017.

REVOCATION OF PROXIES

        Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Coastway Bancorp, Inc. will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

        Proxies may be revoked by sending written notice of revocation to the Secretary of Coastway Bancorp, Inc. at One Coastway Blvd., Warwick, Rhode Island, 02886, delivering a later-dated proxy by telephone, by internet, by mail or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of Coastway Bancorp, Inc. prior to the voting of such proxy. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        Except as otherwise noted below, holders of record of Coastway Bancorp, Inc.'s shares of common stock, par value $0.01 per share, as of the close of business on March 31, 2017 are entitled to one vote for each share then held. As of March 31, 2017, there were 4,396,941 shares of common stock issued and outstanding.

Principal Holders

        Persons and groups who beneficially own in excess of 5% of the shares of our common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of March 31, 2017, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of our outstanding shares of common stock. The mailing address for each of our directors and executive officers, the Coastway Community Bank 401(k)

Retirement Plan, and the Coastway Community Bank Employee Stock Ownership Plan is One Coastway Blvd., Warwick, Rhode Island 02886.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Shares of Common Stock Outstanding
Five Percent Stockholders
Maltese Capital Holdings, LLC Malta Hedge Fund II, L.P.
Maltese Capital Management LLC Terry Maltese 150 East 52nd Street, 30th Floor, New York, New York 10022.	430,000	(2)	9.8%
Coastway Community Bank ESOP and Coastway Community Bank 401(k) Retirement Plan	483,302	(3)	11.0%
Directors and Executive Officers
Mark E. Crevier, Chairman of the Board	8,210	(4)	*
Hon. Francis X. Flaherty, Director	2,806	(5)	*
Debra M. Paul, Director	3,154	(6)	*
William A. White, President and Chief Executive Officer	35,447	(7)	*
Dennis M. Murphy, Director	3,306	(8)	*
James P. Fiore, Director	10,806	(9)	*
Lynda Dickinson, Director	1,806	(10)	*
Phillip Kydd, Vice Chairman of the Board	3,786	(11)	*
David P. DiSanto, Director	7,186	(12)	*
Malcolm G. Chace, Jr.	1,275	(13)	*
Angelo P. Lopresti	3,825	(14)	*
Richard Petrarca, Executive Vice President and Chief Operating Officer	31,756	(15)	*
Paul G. Wielgus, Executive Vice President and Chief Credit Officer	13,250	(16)	*
Jeanette Fritz, Executive Vice President and Chief Financial Officer	13,030	(17)	*
Jana M. Planka, Executive Vice President and Chief Retail Officer	14,068	(18)	*
Stephen J. Gibbons, Executive Vice President and Chief Business Lending Officer	22,099	(19)	*
All directors and executive officers as a group (16 persons)	175,810		4.0%

*
Less than 1%.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)
On a Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2017, Maltese Capital Management LLC reported shared dispositive and voting power with respect to 430,000 shares of our common stock; Maltese Capital Holdings, LLC reported shared dispositive and voting power with respect to 365,498 shares of our common stock; Maltese Hedge Fund II, L.P. reported shared dispositive and voting power with respect to 228,045 shares of our common stock; and Terry Maltese reported shared dispositive and voting power with respect to 430,000 shares of our common stock.

(3)
On a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2017, Delaware Charter Guarantee & Trust Company dba Principal Trust Company reported shared dispositive and voting power with respect to 483,302 shares of our common stock, of which 395,219 shares, or 9.0% are owned by the ESOP and 88,083 shares or 2.0% are owned by the 401(k).

(4)
Includes 7,000 shares held in an IRA, 845 shares of unvested restricted stock and 257 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(5)
Includes 563 shares of unvested restricted stock and 171 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(6)
Includes 563 shares of unvested restricted stock and 171 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(7)
Includes 8,604 shares held in the Coastway Community Bank 401(k) plan, 8,900 shares held by deferred compensation plan for the benefit of Mr. White, 1,819 shares held in the ESOP, 10,277 shares of unvested restricted stock and 4,534 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(8)
Includes 563 shares of unvested restricted stock and 171 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(9)
Includes 563 shares of unvested restricted stock and 171 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(10)
Includes 563 shares of unvested restricted stock and 171 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(11)
Includes 100 shares held by a child of Mr. Kydd, 563 shares of unvested restricted stock and 171 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(12)
Includes 6,220 shares of stock held in an IRA, 75 shares held in a UTMA, 563 shares of unvested restricted stock and 171 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(13)
Includes 275 shares of unvested restricted stock.

(14)
Includes 275 shares of unvested restricted stock.

(15)
Includes 22,479 shares held in the Coastway Community Bank 401(k) plan for the benefit of Mr. Petrarca, 1,285 shares held in the ESOP, 5,042 shares of unvested restricted stock and 2,338 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(16)
Includes 3,948 shares held in the Coastway Community Bank 401(k) plan for the benefit of Mr. Wielgus, 2,000 shares held in an IRA, 996 shares held in the ESOP, 3,969 shares of unvested restricted stock and 1,858 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(17)
Includes 332 shares held in the Coastway Community Bank 401(k) plan for the benefit of Ms. Fritz, 1,199 shares held in the ESOP, 8,118 shares of unvested restricted stock and 2,677 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(18)
Includes 6,136 shares held in the Coastway Community Bank 401(k) plan for the benefit of Ms. Planka, 1,069 shares held in the ESOP, 4,323 shares of unvested restricted stock and 2,015 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

(19)
Includes 10,065 shares held in the Coastway Community Bank 401(k) plan for the benefit of Mr. Gibbons, 1,614 shares held in the ESOP, 6,536 shares of unvested restricted stock and 3,075 shares that can be acquired pursuant to stock options within 60 days of March 31, 2017.

Quorum

        The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Limitations on Voting

        In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of our common stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

Method of Counting Votes

        As to the election of directors, a stockholder may vote FOR each nominee proposed by the Board or WITHHOLD authority to vote for each nominee being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

        As to the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required for the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the year ending December 31, 2017. Shares as to which "ABSTAIN" has been selected will have no effect on the outcome of the vote.

 PROPOSAL I—ELECTION OF DIRECTORS

        Our Board of Directors is comprised of eleven members. Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Four directors will be elected at the Annual Meeting to serve for a three-year period, and until their respective successors shall have been elected and shall qualify. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the following persons to serve as directors for three-year terms: Mark E. Crevier, Hon. Francis X. Flaherty, Debra M. Paul and Angelo P. Lopresti. All four nominees are currently directors of Coastway Bancorp, Inc. and Coastway Community Bank. The Board of Directors recommends a vote "FOR" the election of the nominees.

        The table below sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. No shares of our common stock have been pledged as collateral.

Name	Position(s) Held With Coastway Bancorp, Inc.	Age(1)	Director Since(2)	Current Term Expires
NOMINEES
Mark E. Crevier	Chairman of the Board	66	1986	2017
Hon. Francis X. Flaherty	Director	70	2008	2017
Debra M. Paul	Director	53	2008	2017
Angelo P. Lopresti	Director	53	2016	2017
CONTINUING DIRECTORS
William A. White	President, Chief Executive Officer & Director	60	1994	2018
Dennis M. Murphy	Director	68	2008	2018
James P. Fiore	Director	73	1996	2018
David P. DiSanto	Director	60	2013	2019
Lynda Dickinson	Director	67	2001	2019
Phillip Kydd	Vice Chairman of the Board	57	2002	2019
Malcolm G. Chace, Jr.	Director	49	2016	2019
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Richard H. Petrarca	Executive Vice President and Chief Operating Officer	63	N/A	N/A
Paul G. Wielgus(3)	Executive Vice President and Chief Credit Officer	64	N/A	N/A
Jeanette Fritz	Executive Vice President and Chief Financial Officer	51	N/A	N/A
Jana Planka(3)	Executive Vice President and Chief Retail Officer	56	N/A	N/A
Stephen J. Gibbons(3)	Executive Vice President and Chief Business Lending Officer	57	N/A	N/A

(1)
As of February 28, 2017.

(2)
Includes service with Coastway Community Bank (and predecessor Coastway Credit Union) and Coastway Bancorp, Inc.

(3)
Ms. Planka and Messrs. Gibbons and Wielgus are executive officers of Coastway Community Bank only.

        The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person's business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director. Each director of Coastway Bancorp, Inc. is also a director of Coastway Community Bank, and if elected each nominee will be appointed as a director of Coastway Community Bank.

Nominees and Continuing Directors

        Mark E. Crevier is a Certified Public Accountant and has served as chairman of the board of directors of Coastway Community Bank since 1998. He also serves on the Executive Committee and the Compensation Committee. Mr. Crevier served as an executive with a number of hospital and health care organizations beginning in 1985. From 2005 to 2008 he served as president and chief executive officer of Kent County Hospital in Warwick, Rhode Island, retiring in 2008. He currently serves as an Executive-in-Residence at the University of Rhode Island. Mr. Crevier's executive service experience and accounting expertise bring valuable insight to the board of directors.

        Francis X. Flaherty is an Associate Justice of the Rhode Island Supreme Court and has served in that position since 2003. Prior to his tenure on the court, Justice Flaherty served on the city council of the City of Warwick from 1978 until 1985. He served as the Mayor of Warwick from 1984 until 1991. Prior to his service on the court, he was engaged in the private practice of law in Providence and Warwick, Rhode Island. Justice Flaherty's broad community service provides the board with a wide range of skills and experience to address the many issues facing a financial institution in today's complex regulatory and economic environment.

        Debra M. Paul is the chief executive officer of Fellowship Health Resources, Inc. in Lincoln, Rhode Island, which provides counseling and support services to people with emotional, mental and behavioral disorders. Prior to her appointment as chief executive officer in July 2013, she served as chief financial officer of the organization from January 2012 until June 2013. From 2006 until October 2011, she served as chief financial officer of Women and Infants Hospital, Providence, Rhode Island. Ms. Paul is also a Certified Public Accountant (non-active). Ms. Paul's accounting expertise and executive and financial management experience brings a valuable resource to the board.

        Angelo P. Lopresti has served as the Senior Vice President, General Counsel and Corporate Secretary since 2001 for IPG Photonics Corporation, a NASDAQ-listed company in Oxford, Massachusetts, where he is the senior legal and business advisor to its senior management and board of directors. At IPG Photonics, a global manufacturing company with over 4,200 employees, he manages the legal operations and strategy, including compliance, governance, contracting, litigation and securities. Prior to joining IPG Photonics, Mr. Lopresti was a partner at Winston & Strawn LLP in New York, New York, where his legal practice focused on corporate, securities and mergers and acquisition matters. Mr. Lopresti provides valuable legal, governance, compliance, executive compensation and public company experience to the board.

        William A. White has served as president and chief executive officer of Coastway Community Bank and its predecessor Warwick Credit Union since 1994. Mr. White is a present and past board member of a number of community service organizations in Rhode Island, including the Providence Performing Arts Center and the Meeting Street School. Mr. White's service on the board of directors provides the board with first hand information on the bank's operations and his leadership in the growth of the bank and its conversion to a stock savings bank in 2014 evidence strong leadership qualities that are an asset to the board.

        Dennis M. Murphy is a former Executive Vice President at Fleet Bank. Over a 25 year career, he led various divisions including consumer banking, small business lending, and asset based lending. He also served as President and CEO of the United Way of Rhode Island. Mr. Murphy's extensive banking experience and involvement in the southeastern New England community, provide Coastway Community Bank with valuable banking expertise.

        James P. Fiore is the founder and president of Thames Records Management, Inc., a digital scanning and software company located in Stonington, Connecticut. Mr. Fiore founded the company in 2008 after selling AMS Imaging, a scanning and software company that he founded and operated for 40 years. Mr. Fiore has served as corporate secretary of Coastway Community Bank since 2000. Mr. Fiore's extensive experience in records management and technology provide the board of directors with valuable expertise on similar issues concerning the bank.

        Lynda Dickinson is the founder and chief executive officer of CHILD, Inc., a private non-profit comprehensive child development and family services agency serving children from low-income families from pre-birth to age five through four facilities located in Kent County, Rhode Island. She founded the organization in 1976. Ms. Dickinson is a present and past board member of a number of community service organizations in Rhode Island, including the New England Head Start Association. Ms. Dickinson's financial and managerial skills bring valuable expertise to the board.

        Phillip Kydd serves as vice chairman of the board, a position he has held since 2010. Mr. Kydd has served as the Deputy Director of the Rhode Island Department of Transportation and is currently an Executive in Residence at the University of Rhode Island. He started his service with the Department of Transportation in 1986 and held the position of Assistant Director of Administration immediately before attaining the position of Deputy Director. Mr. Kydd had oversight of engineering, construction and professional service contracts in excess of $1 billion. Mr. Kydd is a present and past board member of a number of community service and educational organizations, including the Miriam Hospital Foundation, University of Rhode Island Transportation Center, University of Rhode Island Foundation and the New England Institute of Technology. Mr. Kydd's extensive executive service with the state government provides the board with expertise in addressing budgetary planning, administration and contract negotiating.

        David P. DiSanto, a Certified Public Accountant, is a partner in the accounting firm of DiSanto, Priest & Co. and has over 37 years experience in public accounting. His accounting practice focuses on privately held businesses and high net worth individuals. Prior to establishing his firm in 1984, Mr. DiSanto was employed by KPMG Peat Marwick and served as a manager in the Private Business Group. Mr. DiSanto's accounting expertise provides the board of directors with perspective on Coastway Community Bank's financial and accounting practices as well as its relationship with internal and external auditors.

        Malcolm G. Chace Jr. has been an investment professional and portfolio manager for over 20 years. Since 2013, Mr. Chace has been a Managing Director and Portfolio Manager at WhaleRock Point Partners. Prior to joining WhaleRock Point Partners, in 2008 Mr. Chace was a managing director and portfolio manager with Oppenheimer and Company and formed the Nulman/Chace Group. Mr. Chace has been responsible for investment policy, asset allocation by way of custom tailoring portfolios, investment process and relationship management during the course of his career. Mr. Chace has served as a board member at The Providence Center since 2015. Mr. Chace is present board member of Meeting Street, including participating as chairman of the board from 2006-2010. He is a current member of the Sophia Academy Investment Committee and heads the Advisory Council for Gordon School. He previously served as a board member for Woman and Infants Hospital from 2005-2008 and the Providence Public Library from 2005-2008. He currently also serves as a Director of the Dromoland Castle County Clare Ireland. Mr. Chace brings financial expertise and board experience to our board.

Executive Officers Who Are Not Directors

        Richard H. Petrarca is executive vice president and chief operating officer. Prior to his appointment in May 2013, he served as the chief financial officer, a position he held since 1993.

        Paul G. Wielgus has been executive vice president and chief credit officer since 2009. In this capacity he oversees the credit policy and loan review function of the bank and chairs the credit committee. He also serves as the bank's Community Reinvestment Act officer. Prior to joining the bank in 2009 he served as senior vice president and senior credit officer at Bank Rhode Island beginning in 1998. Previously, he held senior credit positions with BankBoston and the Rhode Island Hospital Trust National Bank. He has over 30 years of credit related experience. He is a past and present board member of a number of community service organizations.

        Jeanette Fritz has served as executive vice president and chief financial officer since May 2013. Prior to joining the bank, she was an audit partner at KPMG LLP where she was employed from 1987 until 2012. Ms. Fritz primarily performed audits of community banks as well as other financial services organizations during her tenure at KPMG. Ms. Fritz is a Certified Public Accountant.

        Jana M. Planka has been executive vice president and chief retail officer since January 2010. She has held a number of managerial positions at Coastway Community Bank, including consumer and residential mortgage lending, sales and marketing and branch operations since joining the bank's predecessor in 1994. Prior to joining Coastway Community Bank's predecessor, Ms. Planka was employed at Fleet National Bank in the retail and community lending divisions. She is a present and past board member of a number of community service organizations in the Providence metropolitan area.

        Stephen J. Gibbons is executive vice president in charge of business lending, a position he has held since 2008. Prior to joining the bank, he served in various senior lending positions with Bank Rhode Island from 1996 to 2008. Mr. Gibbons has served with a number of community service organizations in the Cranston metropolitan area.

Board Independence

        The Board of Directors has determined that each of our directors, with the exception of President and Chief Executive Officer William A. White is "independent" as defined in the listing standards of the Nasdaq Stock Market. Mr. White is not independent because he is one of our executive officers.

        In determining the independence of the other directors, the board of directors considered loans made to Directors Crevier, Dickinson and Kydd, and to CHILD, Inc., for which Director Dickinson is the Chief Executive Officer, and to 20 Centerville Road Associates, LLC, in which Director Flaherty has an ownership interest.

Board Leadership Structure and Risk Oversight

        Our Board of Directors is chaired by Mark E. Crevier, who is a non-executive director. William A. White, our President and Chief Executive Officer, is a member of our Board of Directors. We intend to continue to separate the Chairman and Chief Executive Officer positions. This structure ensures a greater role for the independent directors in the oversight of Coastway Bancorp, Inc. and Coastway Community Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

        The Board of Directors is actively involved in oversight of risks that could affect Coastway Bancorp, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within Coastway Bancorp, Inc. as well as through internal and external audits. Risks relating to the direct operations of Coastway Community Bank are further overseen by the Board of Directors of Coastway Community Bank, who are the same individuals who serve on the Board of Directors of Coastway Bancorp, Inc. The Board of Directors of Coastway Community Bank also has additional committees that conduct risk oversight separate from Coastway Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

        References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission's rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. No executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports for 2016 on a timely basis.

Code of Ethics

        Coastway Bancorp, Inc. has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. We have posted this Code of Ethics on our Internet website at www.coastway.com. Amendments to and waivers from the Code of Ethics will also be disclosed on Coastway Bancorp, Inc.'s website.

Attendance at Annual Meetings of Stockholders

        Coastway Bancorp, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All members of the Board attended the 2016 annual meeting.

Communications with the Board of Directors

        Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Coastway Bancorp, Inc., One Coastway Blvd., Warwick, Rhode Island 02886, Attention: Secretary. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Meetings and Committees of the Board of Directors

        The business of Coastway Bancorp, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the "independent" members of the Board of Directors (as defined in the listing standards of the NASDAQ Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Coastway Bancorp, Inc. are the Audit, Compensation and Nominating and Corporate Governance Committees.

        The Board of Directors had ten meetings during the year ended December 31, 2016. No member of the Board of Directors of Coastway Bancorp, Inc. or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

        Audit Committee.    The Audit Committee is comprised of Directors Paul (Chair), Murphy and DiSanto, each of whom is "independent" in accordance with applicable SEC rules and Nasdaq listing standards. The Audit Committee also serves as the audit committee of the board of directors of Coastway Community Bank. The Board of Directors has determined that Ms. Paul qualifies as an "audit committee financial expert" as defined under applicable SEC rules because Ms. Paul is a Certified Public Accountant and has nearly nine years of public accounting experience. In addition, each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee's functions.

        Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our Internet website at www.coastway.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial statements, records and affairs of Coastway Bancorp, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee of Coastway Bancorp, Inc. met six times during the year ended December 31, 2016.

        The Audit Committee has issued a report that states as follows:

  •
  We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2016;

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  We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, "Communication With Audit Committees" as amended; and

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  We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm their independence from us.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Coastway Bancorp, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:
Debra M. Paul (Chair)
Dennis M. Murphy
David P. DiSanto

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is comprised of Directors DiSanto (Chairman), Flaherty and Kydd, each of whom is independent in accordance with Nasdaq listing standards. The Nominating and Corporate Governance Committee also serves as the nominating committee of the board of directors of Coastway Community Bank. The Nominating and Corporate Governance Committee operates under a written charter which is available on our Internet website at www.coastway.com. The Nominating and Corporate Governance Committee of Coastway Bancorp, Inc. met three times during the year ended December 31, 2016.

        The Nominating and Corporate Governance Committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Nominating and Corporate Governance Committee seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors' deliberations and decisions. As the holding company for a community bank, the Nominating and Corporate Governance Committee also seeks directors who can continue to strengthen Coastway Community Bank's position in its community and can assist Coastway Community Bank with business development through business and other community contacts. The Nominating and Corporate Governance Committee considers the following criteria in evaluating and selecting candidates for nomination:

  •
  the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors;

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  the candidate's relevant financial, regulatory and business experience and skills, including knowledge of the banking and financial services industries, familiarity with the operations of public companies and the ability to read and understand financial statements;

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  the candidate's familiarity with the Coastway Bancorp, Inc.'s market areas, participation in local business, civic, or charitable organizations, and ties to local businesses;

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  the candidate's personal and professional integrity, honesty and reputation;

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  the candidate's ability to represent the best interests of Coastway Bancorp, Inc. and its stockholders, including potential for conflicts of interest with the candidate's other endeavors;

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  the candidate's ability to devote sufficient time and energy to perform his or her duties, including the ability to attend meetings;

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  whether or not the candidate would be independent under applicable SEC rules and Nasdaq listing standards for purposes of service on the Board of Directors or on any particular committee; and

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  any other factors that the Nominating Committee deems relevant to a candidate's nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Coastway Bancorp, Inc.'s stockholders, employees, customers and communities, the current composition and size of the Board of Directors, the balance of management and independent directors.

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members' board and committee attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Coastway Bancorp, Inc.'s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

        In accordance with our Bylaws, a person is not eligible for election or appointment to the Board of Directors: (a) if such person has been the subject of supervisory action by a financial or securities regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. §1818(u), or any successor provision; (b) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (c) if such person is currently charged in any information, indictment, or other complaint with the commission or of participation in such a crime. No person may serve on the Board of Directors and at the same time be a director or officer of a co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction), other than of a subsidiary of Coastway Bancorp, Inc., that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as Coastway Bancorp, Inc. or any of its subsidiaries. No person shall be eligible for election or appointment to the Board of Directors if such person (i) does not agree to comply with board policies, (ii) is a party to an agreement or understanding with a third party (a) to receive material benefits in the case of a sale of Coastway Community Bancorp, Inc. or (b) materially limits or impairs his voting discretion or discharge of his fiduciary duty with respect to the fundamental strategic direction of the company or (iii) is the nominee or representative, as that term is defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R § 212.2(n), of a company the directors, partners, trustees or 10% stockholders of which would not be eligible for election or appointment to the Board of Directors under the foregoing restrictions. The Board of Directors has the power to construe and apply the foregoing restrictions and to make all determinations necessary or desirable to implement such provisions.

        During the year ended December 31, 2016 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

        The Nominating and Corporate Governance Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Secretary at One Coastway Blvd., Warwick, Rhode Island 02886. In order for the Nominating and Corporate Governance Committee to consider a candidate suggested by a stockholder, the Secretary must receive a submission not less than 180 days prior to the anniversary of the prior year's annual meeting. The submission must include the following:

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  the name, address and contact information of the candidate, and the number of shares of Coastway Bancorp, Inc.'s common stock that are owned by the candidate;

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  a statement of the candidate's business and educational experience;

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  such other information regarding the candidate as would be required to be included in Coastway Bancorp, Inc.'s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

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  the candidate's written consent to serve as a director;

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  a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

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  a statement detailing any relationship between the candidate and any customer, supplier or competitor of Coastway Bancorp, Inc.;

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  the name and address of the stockholder, and the number of shares of Coastway Bancorp, Inc.'s common stock that are held of record by such stockholder; and

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  detailed information about any relationship or understanding between the proposing stockholder and the candidate.

Submissions that are received and that satisfy the above requirements are forwarded to the Nominating and Corporate Governance Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

        Compensation Committee.    The Compensation Committee is comprised of Directors Crevier (Chairman), Fiore, Dickinson and Kydd, each of whom is independent in accordance with applicable Nasdaq listing standards. No member of the Compensation Committee is a current or former officer or employee of Coastway Bancorp, Inc. or Coastway Community Bank. The Compensation Committee also serves as the compensation committee of the board of directors of Coastway Community Bank. The Compensation Committee of Coastway Bancorp, Inc. met three times during the year ended December 31, 2016.

        The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommending to the entire Board of Directors) the compensation of the Chief Executive Officer and the other senior executive officers. No executive officer who is also a director participates with respect to decisions on his compensation. The Compensation Committee also administers the 2015 Equity Incentive Plan. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions. For 2016, the Compensation Committee engaged Pearl Meyer & Partners, an independent compensation consulting firm, as its advisor on executive and Board compensation matters. Pearl Meyer & Partners provided the Compensation Committee with updates on current executive compensation trends.

        The Compensation Committee operates under a written charter which is available on our Internet website at www.coastway.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee's commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.

        Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:

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  to attract, retain and motivate an experienced, competent executive management team;

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  to reward the executive management team for the enhancement of stockholder value based on our annual performance and the market price of our stock;

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  to provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

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  to encourage ownership of our common stock through stock-based compensation to all levels of management; and

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  to maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.

        The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers and the overall performance of Coastway Bancorp, Inc. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

        The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in Coastway Bancorp, Inc.'s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for our executive officers. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

Executive Officer Compensation

        Summary Compensation Table.    The table below summarizes for the years ended December 31, 2016 and 2015 the total compensation paid to or earned by our President and Chief Executive Officer and our two other most highly compensated officers. Each individual listed in the table below is referred to as a named executive officer.

		Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	All other compensation ($)(2)	Total ($)
William A. White	2016	365,000	—	120,563	58,715	93,075	123,513	760,866
President and Chief Executive	2015	326,000	65,200	—	—	—	121,829	513,029
Officer
Stephen J. Gibbons	2016	245,017	—	81,844	39,821	46,860	40,752	454,294
Executive Vice President, Chief	2015	229,687	34,453	—	—	—	38,737	302,877
Business Lending Officer
Jeanette Fritz	2016	219,664	—	71,171	34,667	42,011	30,196	397,709
Executive Vice President and Chief	2015	202,829	30,424	—	—	—	28,109	261,362
Financial Officer

(1)
The amounts for the year ended December 31, 2016 represent the grant date fair value of the stock and option awards granted to the named executive officers under the 2015 Equity Incentive Plan. The grant date fair value of the stock and option awards have been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). Assumptions used in the calculations of these amounts are included in note 10 to our financial statements in our Annual Report on Form 10-K filed with the SEC on March 16, 2017.

(2)
The amounts in this column reflect the value of the various benefits or perquisites provided to the applicable named executive officer or for which the applicable named executive officer was reimbursed in 2016. A breakdown of the various elements of compensation in this column is set forth in the following table:

Name	Auto Expenses ($)	Country Club Dues ($)	SERP for William A. White	Life Insurance Premiums ($)	Employer Contributions to 401(k) Plan ($)	Employee Stock Ownership Plan($)(3)	Other Compensation ($)
William A. White	15,000	14,730	72,000	1,248	11,193	9,108	234
Stephen J. Gibbons	—	8,436	—	1,248	22,440	8,394	234
Jeanette Fritz	—	—	—	1,248	19,985	7,579	1,384
(3)
Based on Coastway Bancorp, Inc.'s market price of $15.65 on December 31, 2016.

        Amounts included in the "Stock Awards" and "Option Awards" columns of the summary Compensation Table for the year ended December 31, 2016 represent grants under our 2015 Equity Incentive Plan. Notwithstanding that (1) these awards vest ratably over a five-year period following the grant date; and (2) the annual financial statement expense that we are required to recognize for these grants will be expensed ratably over the vesting period and will be significantly less than the amounts included in the "Stock Awards" and "Option Awards" columns for the year ended December 31, 2016, the Securities and Exchange Commission rules require that we report the full grant date fair value of restricted stock and stock option awards in the year in which the grants are made. In addition, with respect to the stock options, the actual value, if any, realized by any named executive officer from any stock options will depend on the extent to which the market value of the Coastway Bancorp, Inc. common stock exceeds the exercise price of the stock option on the date of exercise. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above in the "Option Awards" column.

        Annual Incentive Plan.    On January 28, 2016, the Boards of Directors of Coastway Bancorp, Inc. and Coastway Community Bank adopted the Coastway Community Bank Annual Incentive Plan (the "Annual Incentive Plan"), effective January 1, 2016. The Annual Incentive Plan is part of a total compensation package which includes base salary, annual incentives, long-term incentives and benefits to motivate and reward senior management for their contributions to the performance and success of Coastway Bancorp, Inc. The Annual Incentive Plan focuses on the financial goals that are critical to the Coastway Bancorp, Inc.'s growth and profitability. The Annual Incentive Plan formalizes the process previously used by the Compensation Committee.

        Participants in the Annual Incentive Plan are recommended by the Chief Executive Officer and approved by the Compensation committee. Members of senior management are eligible to participate in the Annual Incentive Plan. Each participant has an incentive award target, calculated as a percentage of base earnings (as defined in the plan) for the Annual Incentive Plan year. Award opportunities vary based on participant role and are approved by the Compensation Committee at the beginning of each Annual Incentive Plan year. The Chief Executive Officer will recommend for approval by the Compensation Committee the performance measures, goals, weightings and definitions at the beginning of each Annual Incentive Plan year. Performance measures may be financial or non-financial, and goals may be quantitative or qualitative. Each performance measure will be weighted at a minimum of 10%, and the total of all performance measures for the Annual Incentive Plan year will equal 100%.

        Actual awards will be allocated based on specific performance goals for Coastway Bancorp, Inc. and as defined for each participant and ranging from 50% to 150% of targeted incentive opportunities using a balanced scorecard. Goals will be defined at three levels (threshold, target and stretch) to correspond with the Coastway Bancorp, Inc.'s targeted incentive opportunities. To activate the annual incentive plan, Coastway Bancorp, Inc. must have positive net income. Unless the Compensation Committee deems otherwise, awards will not be paid, regardless of performance if Coastway

Bancorp, Inc. does not achieve positive net income for the year. However, the Compensation Committee will have the ability to make discretionary awards to key performers if the Annual Incentive Plan does not activate.

        Awards will be paid within two and one half months following the end of the Annual Incentive Plan year, which is December 31, of each year, or otherwise in a manner intended to be exempt from, or in compliance with, Section 409A of the Internal Revenue Code. In the event of the participant's termination of employment during the Annual Incentive Plan year, no award will generally be paid. However, if the participant's termination is due to disability, death or retirement (as determined in accordance with Coastway Bancorp, Inc.'s policies), the participant, or the participant's estate, will be paid a pro-rated award. All awards made under the Annual Incentive Plan are subject to a clawback in the event Coastway Bancorp, Inc. is required to restate its financial statements.

        For the 2016 plan year, the board of directors established the following performance factors for determining annual incentive awards payable to the named executive officers: (1) net income; (2) return on assets; (3) net interest margin; (4) efficiency ratio; and (5) loan growth. The payout level range (as a percentage of base salary) for the Chief Executive Officer and other named executive officers was 10.0% to 30.0% and 7.5% to 22.5%, respectively.

        Based on the satisfaction of the performance factors noted above, the Compensation Committee authorized the payments to the named executive officers under the Incentive Plan for the 2016 plan year as set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above.

        Outstanding Equity Awards at Year End.    The following table sets forth information with respect to outstanding equity awards as of December 31, 2016 for the named executive officers. All equity awards reflected in this table were granted pursuant to our 2015 Equity Incentive Plan, described below.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
William A. White	—	22,670	—	$12.41	2/16/2026	9,715	152,040
Stephen J. Gibbons	—	15,375	—	$12.41	2/16/2026	6,595	103,212
Jeanette Fritz	—	13,385	—	$12.41	2/16/2026	5,735	89,753

(1)
Options vest in five equal annual installments commencing on February 16, 2017.

(2)
Stock awards vest in five equal annual installments commencing on February 16, 2017.

(3)
Based on the $15.65 per share trading price of Coastway Bancorp, Inc. common stock on December 31, 2016.

Benefit Plans and Agreements

        Employment Agreement.    Coastway Community Bank entered into an employment agreement with William A. White on January 1, 2011, which was amended on July 25, 2013. The amended employment agreement has a five-year term, which will expire on December 31, 2018, unless renewed. In the absence of any written notice from either party not renewing the agreement, which notice must be delivered to the other party no later than December 1 each year, the agreement will automatically renew for an additional one year. The agreement will expire on December 31, 2021 based on the automatic renewals. Prior to each non-renewal notice period, the disinterested members of the board of directors will conduct a comprehensive performance evaluation and the results thereof shall be included in the board's minutes. The agreement provides for the payment of base salary which is subject to an annual salary increase equal to the greater of 3% or a percentage increase equal to the annual Consumer Price Index. Mr. White's 2016 base salary was $365,000. In addition to the base salary, the agreement provides Mr. White with a maximum potential target incentive equal to 20% of his base salary as in effect as of January 1 each year, based upon the successful completion of performance objectives established by the board of directors no later than 90 days after the beginning of any calendar year. The board in its discretion may grant an incentive award in excess of the 20% limit. Such incentive compensation is paid to the executive as a cash lump sum no later than 30 days after the end of the calendar year for which the target incentive pay was established. The agreement provides Mr. White with $1,250 per month to be applied toward the purchase or lease of an automobile of his choice, titled in his own name, and Coastway Community Bank reimburses Mr. White for maintenance costs of such automobile, but Mr. White is responsible for maintaining insurance coverage on such automobile at his own expense. The agreement also provides that Coastway Community Bank pays for membership dues and related fees and expenses for Mr. White's membership in an appropriate club or clubs, subject to the approval of the board of directors. The agreement also provides for participation in other employee benefit plans, arrangements and perquisites applicable to senior officers. The agreement entitles Mr. White to reimbursement for business expenses, an annual medical examination paid by Coastway Community Bank, short term and long term disability insurance through the later of age 67 or the end of the term of the employment agreement, and participation in a supplemental executive retirement plan.

        Certain events resulting in Mr. White's termination or resignation entitle Mr. White to payments of severance benefits following termination of employment. In the event of Mr. White's involuntary termination for reasons other than death, disability, or termination for cause, or in the event he resigns during the term of the agreement following (i) Coastway Community Bank's failure to elect or reelect or to appoint or reappoint Mr. White as President and Chief Executive Officer, (ii) a material change in Mr. White's position to become one of lesser responsibility, importance or scope, (iii) liquidation or dissolution of Coastway Community Bank (other than corporate reorganizations), (iv) a reduction in Mr. White's base salary or benefits unless such reduction is employer-wide, (v) a relocation of Mr. White's principal place of employment by more than 50 miles from its location as of January 1, 2011, (vi) a material breach of the employment agreement by Coastway Community Bank, then for five years following such termination, Mr. White would be entitled to receive payment of his current base salary and continued benefits (but only one year of continued medical benefits). In the event of a change in control of Coastway Community Bank, the employment agreement will continue in full force and effect and shall become an obligation of the successor. If Mr. White's employment is terminated for cause, he would have no right to receive compensation or other benefits for any period after termination. In the event Mr. White becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code (the "Code"), he will receive benefits under any disability plan maintained by Coastway Community Bank and other plans to which he is a party. In the event of Mr. White's death during the term of the employment agreement, his base salary and benefits shall be paid through the date of his death. Upon termination of Mr. White's employment (excluding termination of employment due to cause or termination of employment for any reason following a change in control), for one year following such termination, he has agreed not to compete with Coastway Community Bank in the State of Rhode Island and not to solicit employees or customers to terminate their relationships with Coastway Community Bank.

        Executive Change in Control Severance Plan.    Effective on January 14, 2014, Coastway Community Bank established an Executive Change in Control Severance Plan ("Severance Plan"). Participants in the Severance Plan will be selected by the President and Chief Executive Officer. All the named executive officers and certain other officers other than Mr. White are participants in the Severance

Plan. If, within a two-year period following a change in control (as defined in Code Section 409A), a participant in the Severance Plan experiences either an involuntary termination of employment without cause or a voluntary resignation after being offered a position that is not a comparable position (as defined in the Severance Plan), the participant will be paid an individually determined amount, but in most cases equal to two times the participant's current base salary plus two times the participant's highest bonus paid in the two calendar years immediately prior to such termination. Such amount will be paid ratably over two years, starting no later than 60 days after the termination date, but such payment is contingent upon the participant signing (and not revoking) a general release of all claims in a form provided by Coastway Community Bank. Upon termination of the participant's employment in a manner that results in payments to the participant under the Severance Plan, for the period of time that severance payments are being made thereunder, the participant agrees not to solicit customers to terminate their relationships with Coastway Community Bank.

        Supplemental Executive Retirement Plan for William A. White.    Coastway Community Bank entered into a non-qualified supplemental executive retirement plan ("SERP") with William A. White as of January 1, 2011, which was amended and restated as of January 1, 2013. In 2011, Coastway Community Bank transferred the value accrued under a prior SERP to the current SERP and is required to make annual contributions of $72,000 each January 1 thereafter until January 1, 2023, so long as Mr. White remains employed by Coastway Community Bank. Upon Mr. White's separation from service on or after age 67, Coastway Community Bank shall pay Mr. White's SERP benefit in 10 approximately equal annual installments staring on the first business day of January after his separation from service. If Mr. White dies before all installments have been paid, the balance shall be paid in a cash lump sum to his beneficiary. If Mr. White dies or becomes disabled before reaching age 67, he will become fully vested in his liability reserve account and it shall be paid to him or his beneficiary in a lump sum no later than the first day of the second month after his death or disability. If Mr. White separates from service before age 67 for reasons other than death, disability or cause, he shall be paid the vested portion of his liability reserve account in a lump sum no later than the first day of the second month after such separation from service. As of December 31, 2016, Mr. White was 80% vested in his SERP benefit. An additional 5% of his SERP benefit becomes vested as of each December 31 until it is 100% vested on December 31, 2020. If Mr. White's employment is terminated for cause, he will forfeit all benefits under the SERP. In addition, SERP benefits may be paid to Mr. White in the event of an unforeseeable emergency, as defined in the SERP. On April 23, 2015, Coastway Community Bank adopted the Coastway Community Bank 2015 Amended and Restated Supplemental Executive Retirement Plan (the "Plan") for William A. White. The Plan is substantially similar to the 2013 Amended and Restated Supplemental Executive Retirement Plan entered into in July 2013, except that, as a result of the amendment and restatement, Mr. White has the right to invest all or a portion of his account (referred to in the Plan as the "liability reserve account") in Coastway Bancorp, Inc. common stock ("Employer Stock"). Upon distribution of Mr. White's interest in the liability reserve account, any amount invested in Employer Stock will be distributed in-kind.

        In addition, in the event of Mr. White's separation from service prior to normal retirement age for reasons other than death, disability or separation from service due to cause, Mr. White will be paid a lump sum payment equal to the vested portion of his liability reserve account (which, in accordance with the amendment and restatement, will be fully vested in the event of separation from service in connection with a change in control). The amended and restated Plan also includes a definition for "change in control."

        Supplemental Executive Retirement Plan.    Effective July 1, 2013, Coastway Community Bank adopted a non-qualified supplemental executive retirement plan ("SERP") for certain senior executives, including Messrs. White and Gibbons and Ms. Fritz. Each SERP participant will receive 60% (70% for Mr. White) of their final average compensation upon separation from service after attaining normal retirement age (i.e., age 66, 67 or 68, as specified in their benefits schedule), less offsets for the employer's contribution to Coastway Community Bank's 401(k) Retirement Plan ("401(k) Plan") and 50% of the contribution to Social Security. Mr. White's benefit under this SERP is also offset by the benefit under his other SERP (described above). Benefits are also reduced if a participant has not completed 20 years of service. Benefits generally vest in 10% increments for each year of service completed after the effective date of the SERP. If a participant separates from service before normal retirement age, he shall be paid his or her vested accrued benefit in the form selected by the participant, unless such separation is due to cause, in which case all benefits are forfeited. Benefits are payable in the form selected by each participant, which may be a cash lump sum, monthly installments over 5 years, or monthly installments for life, with 15 years of guaranteed payments. If a proper election is not made, the default payment is a cash lump sum. If a participant dies or becomes disabled before benefits begin, the participant will become fully vested and the participant or the participant's beneficiaries shall be paid his vested accrued benefit as a cash lump sum no later than 30 days after the date of such death or disability. If the participant dies after payments have begun, all remaining payments shall be made to the participant's beneficiary in a cash lump sum no later than 30 days after such death.

        401(k) Plan.    Since 1994, Coastway Community Bank has maintained the Coastway Community Bank 401(k) Plan. Employees who have attained age 18 and completed six months of employment are eligible to participate in the 401(k) Plan. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2016, the salary deferral contribution limit was $18,000, provided, however, that a participant over age 50 may contribute an additional $6,000, for a total contribution of $24,000. In addition to salary deferral contributions, Coastway Community Bank may make matching contributions up to 5% of each participant's compensation and discretionary profit sharing contributions. Generally, unless the participant elects otherwise, the participant's account balance will be distributed as a result of his or her termination of employment. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options, including in the common stock of Coastway Bancorp, Inc.

        Employee Stock Ownership Plan.    In connection with the completion of the mutual to stock conversion, Coastway Community Bank adopted a tax-qualified retirement plan known as an employee stock ownership plan ("ESOP") for eligible employees. Eligible employees began participation in the ESOP on the later of January 14, 2014 or upon the first entry date commencing on or after the eligible employee's completion of age 21 and 1,000 hours of service during a continuous 12-month period.

        The ESOP trustee purchased, on behalf of the ESOP, 395,934 shares of Coastway Bancorp, Inc. common stock issued in the conversion. The ESOP funded its stock purchase with a loan from Coastway Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan has been and will be repaid principally through Coastway Community Bank's contribution to the ESOP and dividends payable on common stock held by the ESOP over the anticipated 25-year term of the loan. The interest rate for the ESOP loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

        The trustee will hold the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee will allocate the shares released among participants on the basis of each participant's proportional share of compensation relative to all participants. Each participant will vest in his or her benefit at a rate of 20% per year, such that the participant will be fully vested upon completion of five years of credited service. However, each participant who was employed by Coastway Community Bank prior to the offering will receive credit for vesting purposes for years of service prior to the adoption of the ESOP. A participant also will become fully vested automatically in his or her benefit upon normal retirement, death or disability, or termination of the ESOP. Generally, a participant will receive a distribution from the ESOP upon separation from service.

        The ESOP permits a participant to direct the trustee as to how to vote the shares of common stock allocated to his or her account. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions.

        Under applicable accounting requirements, Coastway Community Bank records compensation expense for the ESOP at the fair value of the shares as they are committed to be released from the unallocated suspense account to each participant's account. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants results in a corresponding reduction in Coastway Bancorp, Inc.'s earnings.

        2015 Equity Incentive Plan.    On May 21, 2015, the stockholders of Coastway Bancorp, Inc. approved the 2015 Equity Incentive Plan (the "Equity Incentive Plan"), which provides for the grant of stock-based awards to officers, employees and directors of Coastway Bancorp, Inc. and Coastway Community Bank. The Equity Incentive Plan authorizes the issuance or delivery of up to 692,885 shares of Coastway Bancorp, Inc. common stock pursuant to grants of restricted stock awards, incentive stock options, and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 494,918 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards is 197,967.

        The Equity Incentive Plan is administered by the members of Coastway Bancorp, Inc.'s Compensation Committee of the Board of Directors (the "Compensation Committee") who are "Disinterested Board Members," as defined in the Equity Incentive Plan. The Compensation Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Incentive Plan; and interpret the Equity Incentive Plan. The Equity Incentive Plan also permits the Compensation Committee to delegate all or any portion of its responsibilities and powers.

        Our employees and outside directors are eligible to receive awards under the Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee. Stock awards under the Equity Incentive Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Compensation Committee that are set forth in the award agreement. 39,045 restricted stock shares and 91,225 stock options were awarded by the Compensation Committee under the Equity Incentive Plan during 2016. The recipients of restricted stock awards are entitled to dividends rights on restricted stock awards when vested.

Director Compensation

        The following table sets forth for the year ended December 31, 2016 certain information as to the total remuneration we paid to our non-employee directors. Information with respect to compensation paid to directors who are also named executive officers is included above in "Executive Officer Compensation—Summary Compensation Table."

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)(2)
Mark E. Crevier	27,069	8,451	3,331	38,851
Hon. Francis X. Flaherty	11,708	5,634	2,220	19,562
Debra M. Paul	13,483	5,634	2,220	21,337
Dennis M. Murphy	13,483	5,634	2,220	21,337
James P. Fiore	20,788	5,634	2,220	28,642
Lynda Dickinson	21,653	5,634	2,220	29,507
Phillip Kydd	22,553	5,634	2,220	30,407
David P. DiSanto	14,358	5,634	2,220	22,212
Malcolm G. Chace(3)	8,708	—	—	8,708
Angelo P. Lopresti(3)	8,708	—	—	8,708

(1)
The amounts for the year ended December 31, 2016 represent the grant date fair value of the stock and option awards granted to the directors on February 16, 2016 under the 2015 Equity Incentive Plan. The grant date fair value of the stock and option awards have been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). Assumptions used in the calculations of these amounts are included in note 10 to our financial statements in our Annual Report on Form 10-K filed with the SEC on March 16, 2017. The outstanding aggregate number of option awards for each director as of December 31, 2016 was 857 options other than Mark Crevier who received 1,286 options, and no options were awarded to Malcolm Chace and Angelo Lopresti as they joined the board of directors subsequent to the 2016 award date. The outstanding aggregate number of stock awards for each director as of December 31, 2016 was 360 shares for each director other than Mark Crevier who received 540 shares, and no shares were awarded to Malcolm Chace and Angelo Lopresti as they joined the board of directors subsequent to the 2016 award date.

(2)
No director received perquisites or personal benefits that, in the aggregate, were greater than or equal to $10,000 in 2016.

(3)
Joined the board of directors on March 24, 2016.

        Each non-employee director of Coastway Community Bank was paid a retainer of $10,000 for the year, prorated based on time on the board. The chairman of the board received an additional retainer of $5,000. Additionally, each executive committee member was paid a retainer of $10,000.

        Directors were paid a $3,000 retainer for audit committee, and a $1,500 retainer for nominating/corporate governance and compensation committee. The directors of Coastway Bancorp, Inc. are not separately compensated.

Transactions With Certain Related Persons

        Loans and Extensions of Credit.    The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Coastway Community Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Coastway Community Bank makes loans to its executive officers and employees through an employee loan program pursuant to which such loans bear interest at a rate that is 1.0% lower than the market rate at the time of origination, but no lower than 4%, unless the market rate is lower than 4%, but for which no further discount would apply. The program applies only to residential mortgages, consumer loans and home equity installment loans on a primary residence and is available to all employees of Coastway Community Bank.

        The following table sets forth loans made by Coastway Community Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the years ended December 31, 2016 and 2015, and all amounts of interest payable during each year, respectively, exceeded $120,000, and where the borrowers received reduced interest rates pursuant to the employee loan program described above. Except for the reduced interest rates, all loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Coastway Community Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Name	Type of Loan	Largest Aggregate Balance from January 1, 2015 to December 31, 2016	Interest Rate on December 31, 2016	Principal balance on December 31, 2016		Amount of Principal Paid from January 1, 2015 to December 31, 2016	Amount of Interest Paid from January 1, 2015 to December 31, 2016
William A. White	Residential mortgage	$457,649	4.0%	$399,778	(1)	$57,871	$35,856
Richard H. Petrarca	Residential mortgage	$171,615	4.0%	$162,647		$8,968	$13,948

(1)
Unsecured.

        Other than as described above and except for directors and executive officers whose loans were made on preferential terms but for which the principal balance has been less than $120,000 since January 1, 2015, all loans made by Coastway Community Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Coastway Community Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. Coastway Community Bank is in compliance with state and federal regulations with respect to its loans and extensions of credit to executive officers and directors.

        In addition, loans or any other transaction including a director or executive officer must be approved in advance by a majority of the disinterested members of the board of directors. The aggregate amount of our loans to our executive officers and directors and their related entities was $1.4 million at December 31, 2016. As of December 31, 2016, these loans were performing according to their current terms.

 PROPOSAL II—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Crowe Horwath, LLP was our independent registered public accounting firm for the years ended December 31, 2016 and 2015. The Audit Committee of Coastway Bancorp, Inc. has approved the engagement of Crowe Horwath LLP to be our independent registered public accounting firm for the year ending December 31, 2017, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee's engagement of Crowe Horwath LLP for the year ending December 31, 2017. A representative of Crowe Horwath LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if they so desire.

        Even if the engagement of Crowe Horwath LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Coastway Bancorp, Inc. and its stockholders.

        Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Horwath, LLP during the years ended December 31, 2016 and 2015, respectively.

	Year Ended December 31, 2016	Year Ended December 31, 2015
Audit Fees	$134,250	$99,000
Audit-Related Fees	$—	$—
Tax Fees	$19,300	$18,600
All Other Fees	$—	$—

        Audit Fees.    The aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements including HUD audit procedures were $134,250 and $99,000 by Crowe Horwath LLP during the years ended December 31, 2016 and 2015, respectively. The December 31, 2016 audit fees included $25,000 of fees for HUD audit procedures as compared to no fees during the year ended December 31, 2015 as the HUD audit was not required for 2015.

        Audit Related Fees.    There were no audit-related fees billed by Crowe Horwath LLP during the years ended December 31, 2016 and 2015, respectively.

        Tax Fees.    The aggregate fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance were $19,300 and $18,600 by Crowe Horwath, LLP during the years ended December 31, 2016 and 2015, respectively.

        All Other Fees.    There were no fees billed to us for professional services rendered for other fees during the years ended December 31, 2016 and 2015, respectively. There were no fees billed to us by Crowe Horwath, LLP during the years ended December 31, 2016 and 2015 that are not described above.

        The Audit Committee has considered whether the provision of non-audit services, which related primarily to tax compliance services and tax advice rendered, was compatible with maintaining the independence of Crowe Horwath, LLP. The Audit Committee concluded that performing such services did not affect the independence of Crowe Horwath, LLP in performing its function as our independent registered public accounting firm.

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees and all other fees described above were approved as part of our engagement of Crowe Horwath, LLP.

        The Board of Directors recommends a vote "FOR" the ratification of Crowe Horwath LLP as independent registered public accounting firm for the year ending December 31, 2017.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the proxy materials for our 2018 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Coastway Bancorp, Inc.'s executive office, One Coastway Blvd., Warwick, Rhode Island 02886, no later than December 12, 2017. If the date of the 2018 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

        In order to be considered at our 2018 Annual Meeting of Stockholders, but not included in proxy materials, a stockholder proposal to take action at such meeting must be received by the Secretary of Coastway Bancorp, Inc. at the principal executive office of Coastway Bancorp, Inc. by no later than the close of business on the 90th day prior to the anniversary date of the proxy statement relating to the preceding year's annual meeting and not earlier than the close of business on the 120th day prior to the anniversary date of the proxy statement relating to the preceding year's annual meeting; provided, that if (A) less than 90 days' prior public disclosure of the date of the meeting is given to stockholders and (B) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year's annual meeting, such written notice shall be timely if delivered or mailed to an received by the Secretary of Coastway Bancorp, Inc. at the principal executive office of Coastway Bancorp, Inc. not later than the tenth day following the day on which public disclosure of the date of such meeting is first made. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

        The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter: (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the books of Coastway Bancorp, Inc. and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        A notice with respect to director nominations must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person's qualification to serve on the Board of Directors of Coastway

Bancorp, Inc.; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of our Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 on any successor rule or regulation, and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on Coastway Bancorp, Inc.'s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

        Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

        The Notice, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at www.coastway.com/investor relations/SEC Filings/Proxy Materials for Stockholder Meeting.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by Coastway Bancorp, Inc. Coastway Bancorp, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Coastway Bancorp, Inc. may solicit proxies personally or by telephone without additional compensation. Our 2016 Annual Report to Stockholders has been made available to all stockholders of record as of March 31, 2017. Any stockholder may obtain a copy of the Annual Report on Form 10-K through our website, by calling us or writing us at the address below. Such annual report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

Investor Relations Coastway Bancorp, Inc. One Coastway Blvd. Warwick, Rhode Island 02886 Phone: (401) 330-1600 Fax: (401) 330-1619 www.coastway.com
BY ORDER OF THE BOARD OF DIRECTORS

James P. Fiore Secretary

Warwick, Rhode Island
April 10, 2017

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 Coastway Bancorp, Inc. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 25, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/CWAY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. + 1. The election as Directors of all nominees listed below each to serve for a three-year term: For Withhold For Withhold For Withhold 01 - Mark E. Crevier 02 - Hon. Francis X. Flaherty 03 - Debra M. Paul 04 - Angelo P. Lopresti ForAgainst Abstain 2. The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 P C F3 2 4 0 7 6 1 02J8CC MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2017 Annual Meeting of Coastway Bancorp Stockholders May 25, 2017, 4:00 p.m. Eastern Time One Coastway Blvd. Warwick, RI 02886 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Coastway Bancorp, Inc. Notice of 2017 Annual Meeting of Stockholders One Coastway Blvd., Warwick, RI 02886 Proxy Solicited by Board of Directors for Annual Meeting – May 25, 2017 The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors who are not standing for election at the Annual Meeting of Stockholders of Coastway Bancorp, Inc. (the “Company”) to be held on May 25, 2017, or at any postponement or adjournment thereof (“Annual Meeting”), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, and access to a proxy statement dated April 10, 2017 and the 2016 Annual Report to Stockholders. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of Mark E. Crevier, Hon. Francis X. Flaherty, Debra M. Paul, and Angelo P. Lopresti, each to serve a three-year term, and FOR the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. At the present time, the Company knows of no other business to be brought before the Annual Meeting. (Items to be voted appear on reverse side.)

NNNNNNNNNNNN . + CN12N345N678N90 NN Coastway Bancorp, Inc. 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/CWAY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the Coastway Bancorp, Inc. Stockholder Meeting to be Held on May 25, 2017 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the proxy materials and vote online, by telephone or by proxy card or voting instruction form (upon request). You may also request that a printed proxy card or voting instruction form (as applicable) and a copy of the proxy materials be sent to you. You will not receive a printed proxy card or voting instruction form or a printed copy of the proxy materials unless you request one in the manner set forth below. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: www.investorvote.com/CWAY Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.investorvote.com/CWAY Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. : When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 15, 2017 to facilitate timely delivery. + 2 N O T C O Y 02J8EB NNNNNNNNN Stockholder Meeting Notice1234 5678 9012 345 IMPORTANT ANNUAL MEETING INFORMATION

. Coastway Bancorp Inc.’s Annual Meeting of Stockholders will be held on May 25, 2017 at One Coastway Blvd., Warwick, RI 02886, at 4:00 p.m. Eastern Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals: 1.Election of Mark E. Crevier, Hon. Francis X. Flaherty, Debra M. Paul, and Angelo P. Lopresti, each to serve for a three-year term. 2.The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online at www.investorvote.com/CWAY, by telephone 1-800-652-VOTE (8683), or by proxy card or voting instruction form (upon request). Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern time on May 25, 2017. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.investorvote.com/CWAY. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Coastway Bancorp, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 15, 2017. g g 02J8EB Stockholder Meeting Notice

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REVOCATION OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL I—ELECTION OF DIRECTORS
PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
OTHER MATTERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
MISCELLANEOUS